Exhibit 10.3

Lock-Up Agreement

[●], 2026

Ladies and Gentlemen:

The undersigned (the “Stockholder”) understands that: Scancell Holdings plc, a public limited company incorporated under the laws of England and Wales (“Parent”), has entered into an Agreement and Plan of Merger, dated as of July 23, 2026 (the “Merger Agreement”), with Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”), and Scancell Merger Sub, Inc., a Delaware corporation and indirect wholly owned Subsidiary of Parent (“Merger Sub”), pursuant to which at the effective time (the “Effective Time”), (i) Merger Sub will be merged with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall cease and the Company will continue as the surviving corporation; and (ii) in connection with the Merger, the stockholders of the Company will receive American Depositary Shares of Parent, each representing 10 Parent Ordinary Shares (“Parent ADSs”). Annex A sets forth definitions for certain capitalized terms used in this agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement. Other capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to the willingness of each of the parties to enter into the Merger Agreement and to consummate the transactions contemplated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees that the Stockholder will not, subject to the exceptions set forth in this letter agreement, during the period commencing upon the Effective Time and ending on the date that is 180 days after the Effective Time (the “Restricted Period”), (a) Sell or Offer to Sell, any Parent Ordinary Shares, Parent Non-Voting Ordinary Shares, Parent ADSs or any other securities convertible into or exercisable or exchangeable for Parent Ordinary Shares, Parent Non-Voting Ordinary Shares or Parent ADSs (including, without limitation, Parent Ordinary Shares, Parent Non-Voting Ordinary Shares, Parent ADSs or such other securities which may be deemed to be beneficially owned by the Stockholder or such Stockholder’s Family Member, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission, and securities of Parent which may be issued upon exercise or settlement of a stock option or other equity award, but excluding any PIPE Securities) (collectively, “Shares”), (b) enter into any Swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Parent Ordinary Shares, Parent Non-Voting Ordinary Shares, Parent ADSs or such other securities, in cash or otherwise, (c) make any demand for or exercise any right with respect to the registration of any Parent Ordinary Shares, Parent Non-Voting Ordinary Shares or Parent ADSs or any security convertible into or exercisable or exchangeable for Parent Ordinary Shares, Parent Non-Voting Ordinary Shares or Parent ADSs, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to such registration (other than any registration rights of the Stockholder under the Merger Agreement, the Subscription Agreement or any related registration rights agreement)or (d) publicly announce any intention to do any of the foregoing, in each case other than:

(i) transfers of Shares as bona fide charitable contributions, gifts or donations;

(ii) transfers or dispositions of Shares to any Family Member or any trust for the direct or indirect benefit of the Stockholder and/or the Family Member of the Stockholder;

(iii) transfers or dispositions of Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the Immediate Family of the Stockholder;

(iv) transfers of Shares to stockholders, direct or indirect Affiliates, current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, Affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder;

(v) transfers that occur by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(vi) transfers or dispositions not involving a change in beneficial ownership;

(vii) if the Stockholder is a trust, transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary;

(viii) transfers made in connection with the acceptance of a general offer made to all holders of the Parent Ordinary Shares in accordance with the U.K. Takeover Code, or any other bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent Ordinary Shares involving a change of control of the Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the restrictions contained in this letter agreement;

(ix) accepting and delivering an irrevocable commitment or undertaking to accept a general offer or other similar transaction made to all holders of Parent Ordinary Shares involving a change of control of the Parent as is referred to in sub-paragraph (viii) above;

(x) transfers of Shares pursuant to any offer by the Parent to purchase its own Shares which is made on identical terms to all holders of Shares (or all holders of any class of Shares) in the Parent;

(xi) transfers of Shares pursuant to a compromise or arrangement under Part 26 of the CA 2006 between the Parent and its creditors (or any class of them) or between the Parent and its members (or any class of them) and which is agreed to by the requisite majority of the members (or class of members) or creditors (or class of creditors), as the case may be, and sanctioned by the court;

(xii) transfers of Shares pursuant to any scheme of arrangement under section 110 of the Insolvency Act 1986 in relation to the Parent;

(xiii) transfers that occur where otherwise required by law or by any competent authority or by order of a court of competent jurisdiction; or

(xiv) taking up any rights granted in respect of a rights issue or other pre-emptive share offering by the Parent;

provided, that in each case of clauses (i)-(vii), (a) other than with respect to clauses (i), (iii), (iv), (v) and (vii), no filing by any party (including any donor, donee, transferor or transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period), (b) other than with respect to clause (iv), any such transfer or distribution shall not involve a disposition for value, and (c) the transferee or donee agrees in writing to be bound by the terms and conditions of this letter agreement and either the Stockholder or the transferee or donee provides Parent with a copy of such agreement promptly upon consummation of any such transfer.

Notwithstanding the restrictions imposed by this letter agreement, the Stockholder may (a) exercise or settle an option to purchase Shares or other equity award (including a net or cashless exercise of such option) and provided further, that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (b) transfer Shares to Parent to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of such options or other equity awards, as applicable, (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) for the transfer of Shares, provided that such plan does not provide for any transfers of Shares during the Restricted Period and, provided further, that, no filing under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment of such a plan, (d) transfer Shares to Parent pursuant to arrangements under which Parent has the option to repurchase such Shares, or (e) transfer or dispose of Shares acquired on the open market following the Effective Time.

Notwithstanding any provision of this letter agreement, the Stockholder may not Sell, or Offer to Sell Shares in breach of any restrictions on dealings in securities of the Parent pursuant to the Parent’s Share Dealing Code (adopted in compliance with AIM Rule 21), if the Stockholder is a director or employee of the Parent or a person who is otherwise subject to the Share Dealing Code, or pursuant to other applicable law or regulation, including but not limited to, the Criminal Justice Act 1993, the FSMA, MAR or otherwise imposed by the AIM Rules.

Any attempted transfer in violation of this letter agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and the directors of the Parent shall refuse to register such transfer on the register of members of the Parent. To ensure compliance with the restrictions referred to herein, the Stockholder agrees that Parent and any duly appointed transfer agent or ADS Depositary may issue appropriate “stop transfer” certificates or instructions. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE PARENT.

The Stockholder hereby represents and warrants that the Stockholder has full power, capacity and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the Stockholder under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the Stockholder.

In the event that any holder of Parent’s securities that is subject to a substantially similar agreement entered into by such holder, other than the Stockholder, is granted a release or waiver of the foregoing restrictions by Parent with respect to any Shares for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of Shares held by the Stockholder shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Parent, to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ Shares in an aggregate amount in excess of 1% of the number of Shares outstanding immediately following the Effective Time. In addition, if Parent enters into, or amends, any lock-up or similar agreement with any other holder of Parent’s securities that contains terms or restrictions (economic or otherwise) more favorable to such holder than the terms of this letter agreement, then the Stockholder shall be entitled to the benefit of such more favorable terms, and this letter agreement shall be deemed automatically amended to give the Stockholder the benefit thereof.

Upon the release of any Shares from this letter agreement, Parent will cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates or the establishment of book entry positions at the ADS Depositary or Parent’s transfer agent, as applicable, representing the Shares without the restrictive legend above and the withdrawal of any stop transfer instructions at the ADS Depositary or Parent’s transfer agent, as applicable.

The Stockholder understands that each of Parent and the Company is relying upon this letter agreement in proceeding toward consummation of the Merger. The Stockholder further understands that this letter agreement is irrevocable and is binding upon the Stockholder’s heirs, legal representatives, successors and assigns.

If any provision or part-provision of this letter agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this letter agreement. If any provision or part-provision of this letter agreement is deemed deleted, the parties shall negotiate in good faith to agree a replacement provision, that, to the greatest extent possible, achieves the intended commercial result of the original provision.

Without prejudice to any other rights or remedies that the Parent and the Company may have, the Stockholder acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this letter agreement. Accordingly, each of the Parent and the Company shall be entitled to the remedies of injunction, specific performance or other equitable relief for any breach or anticipatory breach of the undertakings set out in this letter agreement.

Any term of this letter agreement may be amended or waived with the written consent of the Parent and the Company. A waiver of any right or remedy under this letter agreement or by law is only effective if it is given in writing and shall not be deemed a waiver of any subsequent right or remedy.

Any failure or delay by the Parent and the Company to exercise any right or remedy provided under this letter agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy provided under this letter agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The Stockholder understands that if the Merger Agreement is terminated in accordance with its terms, the Stockholder will be released from all obligations under this letter agreement.

This letter agreement may be executed by electronic (i.e., PDF) transmission, which is deemed an original.

[Signature Page Follows]

Very truly yours,

Print Name of Stockholder:
Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

[Signature Page to Lock-Up Agreement]

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the agreement to which this Annex A is attached and of which it is made a part:

●	“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

●	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

●	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

●	“Immediate Family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

●	“Parent Non-Voting Ordinary Shares” shall mean non-voting ordinary shares in the capital of the Parent.

●	“PIPE Securities” shall mean any Parent Ordinary Shares, Parent Non-Voting Ordinary Shares or Parent ADSs purchased or acquired by the Stockholder in the Concurrent Financing, together with any Parent Ordinary Shares or Parent ADSs issued upon the conversion, exchange or redesignation thereof.

●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

●	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

●	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

●	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this agreement.